Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Registration Statement No. 333-257610 on Form S-1 of our report dated June 21, 2022, relating to the consolidated financial statements of Reservoir Media, Inc. and its subsidiaries, appearing in the Prospectus Supplement, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, NY

June 21, 2022